UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 11, 2014
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QAD Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	0-22823	77-0105228
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

100 Innovation Place, Santa Barbara, California	93108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 566-6000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The voting results for the matters submitted to a vote of our stockholders at our Annual Meeting of Stockholders held on June 11, 2014, which are described in detail in our proxy statement filed with the Securities and Exchange Commission on May 7, 2014, are as follows:

1.	Election of five directors to serve until our 2015 annual meeting of stockholders:

CLASS A COMMON STOCK

	For	Percentage	Withheld	Percentage
Karl F. Lopker	478,430	89.62%	55,384	10.38%
Pamela M. Lopker	473,799	88.76%	60,015	11.24%
Scott J. Adelson	528,875	99.07%	4,939	0.93%
Lee D. Roberts	527,152	98.75%	6,662	1.25%
Peter R. van Cuylenburg	525,343	98.41%	8,471	1.59%

CLASS B COMMON STOCK

	For	Percentage	Withheld	Percentage
Karl F. Lopker	2,364,522	93.79%	156,607	6.21%
Pamela M. Lopker	2,365,005	93.81%	156,124	6.19%
Scott J. Adelson	2,511,375	99.61%	9,754	0.39%
Lee D. Roberts	2,510,746	99.59%	10,383	0.41%
Peter R. van Cuylenburg	2,510,665	99.58%	10,464	0.42%

CLASS A AND CLASS B COMMON STOCK VOTING TOGETHER

	For	Percentage	Withheld	Percentage
Karl F. Lopker	2,842,952	93.06%	211,991	6.94%
Pamela M. Lopker	2,838,804	92.92%	216,139	7.08%
Scott J. Adelson	3,040,250	99.52%	14,693	0.48%
Lee D. Roberts	3,037,898	99.44%	17,045	0.56%
Peter R. van Cuylenburg	3,036,008	99.38%	18,935	0.62%

2.	Advisory vote on the compensation of the Company's named executive officers:

CLASS A COMMON STOCK

	For	Against	Abstain	Broker non-votes

Total Voted	530,601	3,015	198	-
% of Voted	99.39%	0.56%	0.03%

CLASS B COMMON STOCK

	For	Against	Abstain	Broker non-votes

Total Voted	2,508,674	11,884	571	-
% of Voted	99.50%	0.47%	0.02%

CLASS A AND CLASS B COMMON STOCK VOTING TOGETHER

	For	Against	Abstain	Broker non-votes

Total Voted	3,039,275	14,899	769	-
% of Voted	99.48%	0.48%	0.02%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QAD Inc.

Dated: June 16, 2014	By:	/s/ Daniel Lender
Daniel Lender
Chief Financial Officer